Exhibit 10.5
                                                ------------


                      EMPLOYMENT AGREEMENT
                      --------------------


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and

entered into as of September 1, 1997 between United Air

Lines, Inc. ("UA") and UAL Corporation ("UAL") (UA and UAL

sometimes collectively referred to as "United") and Joseph

R. O'Gorman residing at P.O. Box 422, Barrington, Illinois

60011 (sometimes referred to as "Executive").



     WHEREAS, Executive has served and is presently serving

as Executive Vice President-Fleet Operations and

Administration and as a Director of UA and holds various

other positions and directorships with subsidiaries and

affiliates of UA or UAL (hereinafter collectively referred

to as "Executive Positions"); and



     WHEREAS, Executive is desirous of pursuing interests

outside of United; and



     WHEREAS, United wishes to facilitate Executive's

desires as stated above but also to retain Executive's

services on the basis described herein; and



     WHEREAS, Executive has agreed in this Agreement to

provide such services and to release United from any

liability arising out of his hire and employment with United and his resignation from his Executive Position;



     NOW, THEREFORE, it is agreed by and between United and

Executive as follows:

     1.  Resignation; Continued Employment:  Executive
         ---------------------------------
hereby resigns from his Executive Positions all effective as of September 1, 1997 (the "Effective Date").  Thereafter,

Executive will continue to be actively employed by United,

but he will perform services for United by being "on call",

including testifying on behalf on United, and subject to

such assignments consistent with Executive's experience as

may be reasonably requested by United's President and

reasonably acceptable to Executive.  Executive and United

hereby agree and affirm that circumstances constituting an

event of "Good Reason" or a termination of employment under

the UAL Agreement (as hereinafter defined) have not arisen

or are otherwise applicable and that this Agreement shall

not constitute such circumstances.  The "UAL Agreement"

shall mean, collectively, the 35 page agreement between

Executive and UAL dated as of July 1, 1993, and any and all

amendments or letters of agreement relating thereto.



     2.  Time Period of Employment:  United agrees to
         -------------------------
employ Executive and Executive agrees to be employed by

United on the basis stated in Paragraph 1 from September 1,

1997 through July 31, 1998, subject to sooner termination

pursuant to Paragraph 4 (such period, as it may be shortened pursuant to Paragraph 4, being herein called the "Term").



     3.  Payments and Benefits:  A.(i) During the Term,
         ---------------------
United will pay Executive a salary of $28,333 per month.

Such payments will be made on the same schedule as actively

employed officers of United from time to time, currently the

15th and last day of each month.  Any amounts will be

prorated for any partial month. Executive will not be

entitled to any increase nor subject to any decrease in such salary payments during the Term.

     (ii)  In addition to the payments specified in

Paragraph 3.A(i), on March 15, 1998, United will pay

Executive a lump sum severance payment of $183,333.

     (iii)  All payments under this Paragraph 3.A will be

subject to withholding for taxes and other purposes as

required by applicable law.

     B.  Notwithstanding what may be provided to other

active employees of United from time to time, the only

benefits that Executive shall be entitled to during the Term are as follows, in each case subject to the rules and

regulations of United as from time to time are in effect

(except as otherwise stated below in this Paragraph 3.B):



     (i) Free and Reduced Rate Transportation: United shall provide to Executive and his eligibles free and reduced rate transportation of the type granted to actively employed officers in accordance with company regulations as revised from time to time.

    (ii) United Air Lines, Inc. Management and Salaried Employees' Retirement Plan: Executive shall continue to participate in (i) the Retirement Plan and (ii) The United Air Lines, Inc. Supplemental Retirement Plan in accordance with their terms (hereinafter collectively the "Retirement Plans").

   (iii) Management Medical/Dental: Executive and his eligible dependents shall continue to be covered by the Management Medical/Dental Plan in the same manner as other active employees.

    (iv) Group Life Insurance: Executive shall continue to be covered by Group Life Insurance including Contributory Life Insurance (if so covered), on the same basis as other active employees, provided the appropriate payroll deductions are authorized and in accordance with the terms of the policies.

     (v) Officer's Accidental Death and Dismemberment Insurance/Split Dollar Life Insurance:
          Executive's Officer's Accidental Death and
          Dismemberment coverage of $250,000 will continue until the termination of this Agreement as provided in Paragraph 4 herein. Executive will have the option of converting up to $100,000 of this coverage to a private policy within 31 days of termination, if Executive so chooses.
          Executive will continue to be covered by the Officer's Split Dollar Life Insurance until July 31, 2003. The terms of Executive's coverage and option for continuation of the Officer's Split Dollar Life Insurance thereafter will be explained in a separate letter by July 31, 2003.

    (vi) Disability Income Benefits: Executive, provided he is qualified under the terms of the Plan, and provided he makes such payments as may be required by the Plan Administrator, will be eligible for any disability income benefits from company disability insurance plans.

   (vii)  Stock:  Executive shall continue to
          participate in the UAL, Inc. 1981 Incentive Stock Program (the "Program") and the 1988 Restricted Stock Plan ("1988 Plan"). Termination of employment pursuant to Paragraph 4 of the Agreement will be a cessation of employment within the meaning of the Program and the 1988 Plan. Nothing in this Agreement will increase or diminish the right of Executive to exercise any stock option that becomes exercisable according to the terms of the Program and the relevant option. Notwithstanding the foregoing, the parties hereby agree that the Non-Qualified Stock Option Agreements with Executive dated as of April 26, 1996 (the "April 1996 Agreement") and May 20, 1997 (the "May 1997 Agreement") and the Restricted Stock Agreement with Executive dated May 17, 1995 (the "May 1995 Agreement") are hereby amended as follows:
               (a)  The unvested options to purchase up to
          20,000 shares of UAL common stock that Executive has remaining under the April 1996 Agreement that are scheduled to vest after July 31, 1998 will be forfeited on the Effective Date.
               (b) The unvested options to purchase up to 11,775 shares of UAL common stock that Executive has remaining under the May 1997 Agreement that are scheduled to vest after July 31, 1998 will be forfeited on the Effective Date.
               (c)  The 12,000 restricted shares of UAL
          common stock that Executive has under the May 1995 Agreement that are not scheduled to be released from restrictions until after July 31, 1998 will be forfeited on the Effective Date.

          Executive will not be eligible for any grants made under the Program or the 1988 Plan after the Effective Date.

  (viii) Other Benefits: Executive will continue to be eligible to participate in the stock purchase plan, 401(k) plan, Flexible Spending Account, and be eligible for payroll savings bonds on the same basis as other active employees. Executive will also be eligible to utilize the Credit Union subject to its rules.

    (ix) Vacation and Holidays: Executive agrees to forego any unused vacation time existing as of September 1, 1997 and no paid vacation or holiday time will be accrued or taken after September 1, 1997.

     (x) UAL Stock Ownership Plan: Because, among other matters, Executive is receiving compensation pursuant to this Agreement at a rate greater than that which he had received after the commencement of the UAL Stock Ownership Plan ("ESOP"), all parties acknowledge and agree that Executive will no longer be eligible to participate in the ESOP after August
          31, 1997, and as of September 1, 1997 his participation with respect to future accruals of UAL stock shall cease, but he will retain whatever stock or other benefits rights he may have accrued prior to that date, all in accordance with the ESOP's terms and conditions.

    (xi) Company Owned Car: Executive will be entitled to retain the company owned car provided to him by United. In addition, no later than 31 days following the Effective Date, United will pay off all amounts due under the lease pertaining to the vehicle, and United will cause title in the vehicle to be conveyed to Executive. To the extent there is any imputed income as a result of the conveyance of title or the liquidation of the lease or both, Executive will be deemed to have received such imputed income and United may make withholdings for income taxes and other purposes as required by applicable law.

     C.  Each of the benefits enumerated in Paragraph 3.B.

is subject to the practices, rules, and regulations of

United, as in effect from time to time.


     D.  For purposes of clarity, if an Incentive

Compensation Plan (ICP) award is granted for 1997

performance or thereafter, Executive will not be eligible

under the ICP for any award.



4.  Termination of Employment Under Agreement:
    -----------------------------------------


     A.  Non-Election of Executive:  Executive's employment
         -------------------------
under this Agreement shall terminate and Executive will no

longer have the status of an active employee of United and

will no longer be entitled to any of the benefits of this

Agreement (including the entitlement to the payment and

benefits described in Paragraph 3 (other than those required by law and otherwise vested)), on the happening of the

earliest of the following events:



           (i)  Executive's death.

          (ii)  Executive's discharge for cause.

         (iii) Any action or communication by Executive that adversely reflects upon United or the service it provides or any action or communication that causes, induces, or facilitates others to act adversely to United.

          (iv)  11:59 p.m. on July 31, 1998, at which
                time he will be deemed to have elected to retire.

     Notwithstanding such termination, Executive shall

continue to be bound by the provisions of Paragraphs 6

through 12 of this Agreement.  Discharge for "cause" shall

mean termination upon (a) willful and continued failure by

Executive to substantially perform the duties set forth in

Paragraph 1 of this Agreement (other than any such failure

resulting from Executive's incapacity due to physical or

mental illness) after written demand for substantial

performance is delivered to Executive by the Board of

Directors of UAL Corporation, which demand specifically

identifies the manner in which that Board believes Executive has not substantially performed such duties, and reasonable

opportunity of Executive to perform, or (b) the willful

engaging by Executive in conduct which is demonstrably and

materially injurious to United or its subsidiaries or

affiliates monetarily or otherwise, or (c) any willful

breach by Executive of this Agreement.  For purposes of this definition, no act, or failure to act, on Executive's part

shall be deemed "willful" unless done, or omitted to be

done, by Executive not in good faith and without the

reasonable belief that such action or omission was in the

best interest of United or its subsidiaries or affiliate.


     B.  Upon Retirement:  If this Agreement and
         ---------------
Executive's employment under it have not otherwise

terminated pursuant to Paragraph 4 as of 11:59 p.m. of July

31, 1998, then effective as of that time and day Executive

hereby retires from United and Executive will be entitled to the benefits of a retired United officer, as such may be

revised from time to time.  In addition, United will pay

Executive a supplemental retirement benefit computed and

paid in accordance with the Retirement Plans ( as defined in

Paragraph 3.B.(ii)) but calculating Executive's accrued

benefit (the "Additional Years of Service Credit") as if

Executive had been continuously employed by United from June

27, 1966 to the date of Executive's retirement from United.

The amount of this supplemental retirement benefit shall be

determined without decrement based on age at the time of

retirement, so that such benefit will be determined as if

Executive actually retired at age 65, regardless of the

actual age at which Executive retires.  This supplemental

retirement benefit shall be offset by the accrued benefit

payable to Executive under the Retirement Plans, and shall

be paid out of United's general funds pursuant to United's

contractual obligation hereunder, but no funds shall be

placed in trust or otherwise set aside by United to provide

for payments hereunder.  Such supplemental retirement

benefit shall be payable at the same time and in the same

manner as Executive elects to receive his benefits under the

Retirement Plans.  The Additional Years of Service Credit

shall also apply in determining Executive's eligibility for,

and the amount of, Executive's other retiree benefits.



     C.  Election of Executive:  If, prior to 11:59 p.m. on
         ---------------------
July 31, 1998, Executive elects to terminate his employment

for any reason, Executive will receive a one time lump sum

payment (subject to withholding for taxes and other purposes as required by applicable laws) in an amount equal to the

sum of the remaining monthly salary payments payable under

this Agreement between the effective date of Executive's

election to terminate his employment under this Agreement

and July 31, 1998 plus, if it has not otherwise been paid,

the lump sum severance payment specified in paragraph 3.

Before Executive's election to terminate under this

paragraph can become effective, Executive must have provided

United seven (7) days' written notice of his election by

registered mail addressed to the President of United at its

principal World Headquarters offices.  Executive's

termination of employment will be as of the seventh (7th)

day after receipt by United of such notice, at which time he will no longer have the status of an active employee of

United (including the entitlement to benefits described in

Paragraph 3).



     5.  Regulations:  During his employment, Executive
         -----------
will be governed by applicable United regulations, as in

effect from time to time.



     6.  Confidentiality:
         ---------------
         A.  Executive agrees to keep any proprietary or

     confidential information concerning United which he has

     gained through his employment confidential.  Executive

     agrees that money damages could not adequately

     compensate United in case of a breach or threatened

     breach of this promise of confidentiality and that,

     therefore, United would be entitled to injunctive

     relief upon such breach.  Executive understands that it

     is United's intent to have this promise of

     confidentiality enforced to its fullest extent.

     Accordingly, Executive and United agree that, if any

     portion of this promise of confidentiality is

     unenforceable, the court should still construe and

     enforce this promise of confidentiality to the fullest

     extent permitted by law.



         B.  Executive and United agree to keep the terms

     of this Agreement, and of his working arrangement, as

     defined herein, confidential except that the source and

     amount of his income may be revealed as necessary for

     implementation and fulfillment of this Agreement,  tax,

     loan purposes and the like and for disclosure to legal

     counsel to carry out the review of this Agreement in

     accordance with Paragraph 7.


         C.  During the term of this Agreement, United will

     not take any action or make any communication that

     adversely reflects upon Executive or that causes,

     induces, or facilitates others to act adversely to

     Executive.



     7.  Assent and Release: In consideration for the
         ------------------
     payments and benefits provided in this Agreement,

     Executive hereby voluntarily, knowingly, willingly,

     irrevocably, and unconditionally releases UA and UAL

     together with their respective parents, subsidiaries

     and affiliates, and each of their respective officers,

     directors, employees, representatives, attorneys and

     agents, and each of their respective predecessors,

     successors and assigns (collectively, the "Releasees")

     from any and all charges, complaints, claims,

     liabilities, obligations, promises, agreements, causes

     of action, rights, costs, losses, debts, and expenses

     of any nature whatsoever, known or unknown, which

     against them Executive or his successors or assigns

     ever had, now have or hereafter can, shall or may have

     (either directly, indirectly, derivatively or in any

     other representative capacity) by reason of any matter,

     fact or cause whatsoever arising from the beginning of

     time to the date of this Agreement, including without

     limitation all claims arising under the UAL Agreement,

     Title VII of the Civil Rights Act of 1964, the federal

     Age Discrimination in Employment Act of 1967, as

     amended, and all other federal, state or local laws,

     rules, regulations, judicial decisions or public

     policies now or hereafter recognized.  This release by

     Executive of the Releasees also includes, without

     limitation, all claims arising under each employee

     pension, employee welfare, and executive compensation

     plan of United now in effect or hereafter adopted,

     except for any benefits to be provided to Executive

     under this Agreement or in the normal course of

     Executive's employment through the Effective Date.  It

     is agreed that this paragraph shall survive termination

     of the Agreement.



     Executive expressly acknowledges and agrees that, by

     entering into this Agreement, Executive is waiving any

     and all rights or claims that he may have arising under

     the Age Discrimination in Employment Act of 1967, as

     amended, which have arisen on or before the date of

     execution of this Agreement.  Executive further

     expressly acknowledges and agrees that:



          (i) In return for this Agreement, Executive will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

         (ii)  Executive has been advised by United to
     consult with an attorney before signing this Agreement;

        (iii)  Executive was given a copy of this
     Agreement on August 5, 1997, and informed that Executive had twenty-one (21) days within which to consider the Agreement and, if Executive considers this Agreement for fewer than 21 days, then Executive agrees that he has had a reasonable period of time to consider the Agreement; and

         (iv) Executive was informed that Executive had seven (7) days following the date of execution of the Agreement in which to revoke the Agreement. After seven (7) days this Agreement will become effective, enforceable and irrevocable unless written revocation is received by the undersigned from Executive on or before the close of business on the seventh (7th) day after Executive executed this Agreement. If Executive revokes this Agreement it shall not be effective or enforceable and Executive will not receive the compensation or benefits described in this Agreement.

     8.  Non-Assignability; Assignment in the Event of
         ---------------------------------------------
Acquisition or Merger:  This Agreement and the benefits
---------------------
hereunder are not assignable or transferable by Executive;

the rights and obligations of United under this Agreement

will automatically be deemed to by assigned by United to any corporation or entity into which United may be merged or

consolidate.



     9.  Applicable Law:  This Agreement shall be
         --------------
construed in accordance with the laws of the State of

Illinois, and the rights and obligations of the parties

hereunder shall be construed and enforced in accordance

with, and governed by the laws of the State of Illinois,

without regard to principles of conflict of laws.  Except

for an action seeking injunctive relief under Paragraph 6,

any dispute or controversy arising under or in connection

with this Agreement shall be settled exclusively by

arbitration in Chicago, Illinois in accordance with the

rules of the American Arbitration Association then in

effect.  Judgment may be entered on the arbitrator's award

in any court having jurisdiction.  Each party shall be

responsible for its own attorneys fees, costs, and expenses

in connection with the arbitration.



    10.  Paragraph Reference:  Any reference to paragraphs
         -------------------
or subparagraphs shall be references to paragraphs or

subparagraphs of this Agreement unless expressly stated

otherwise.



    11.  Severability:  If any provision of this Agreement
         ------------
or the application thereof is held invalid, the invalidity

shall not affect other provisions or applications of this

Agreement which can be given effect without the invalid

provisions or application in accordance with the essential

intent and purpose of this Agreement, and to this end the

provisions of this Agreement are declared to be severable.



    12.  Supersedes Prior Agreement(s):  This Agreement
         -----------------------------
supersedes and voids any prior oral or written agreement

relating in any way to Executive's employment with UA or UAL which may have been entered into between the parties hereto

including, without limitation the UAL Agreement.  Any change to this Agreement after its Effective Date must be in

writing and must be executed by UA, UAL, and Executive.

Executive hereby expressly waives any and all rights to

which he may be entitled under the UAL Agreement.



     United and Executive, having read and understood this

Agreement and, having consulted with others as appropriate,

hereby agree to be bound by its terms.



     IN WITNESS WHEREOF, the parties have executed this

Agreement effective as of August 8, 1997 at the World

Headquarters of United Air Lines, Inc., 1200 East Algonquin

Road, Elk Grove Twp., Illinois 60007.



UAL Corporation and
United Air Lines, Inc.



By: /s/ G. Greenwald                     /s/ J.R. O'Gorman
    ----------------                     -----------------
Gerald Greenwald                         Joseph R. O'Gorman
Chairman &
Chief Executive Officer